Exhibit 99.1

Contacts:	Tom Armitage (Media)	Shep Dunlap (Investors)
	1-847-943-5678	1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Q2 Results

and Raises Full-Year Outlook

•	Net revenues declined 0.8% driven by unfavorable currency impacts; Organic Net Revenue[1] grew 4.6%, through a combination of volume/mix and pricing
•	Diluted EPS was $0.55, up 162%, lapping prior-year impact from pension participation changes; Adjusted EPS[1] was $0.57, up 9% on a constant-currency basis
•	Year-to-date cash from operating activities was $1.0 billion; Free Cash Flow[1] was $581 million
•	Return of capital to shareholders was approximately $700 million
•	Raising Organic Net Revenue and Adjusted EPS growth outlook for full year
•	Announcing 10% increase to quarterly dividend

DEERFIELD, Ill. – July 30, 2019 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported its second quarter 2019 results.

“Our strong second quarter performance demonstrates the potential of our strategy to accelerate volume-driven top-line growth in both developed and emerging markets,” said Dirk Van de Put, Chairman and CEO. “Our more consumer-centric mindset is driving investments in advertising and promotion of our global and local brands, as well as accelerated innovation and improved distribution capabilities, building a sustainable foundation for long-term growth and value creation for our shareholders.”

Key Strategic Initiatives

The company continued to make good progress against the strategies of accelerating consumer-centric growth, driving operational excellence and building a winning growth culture this quarter. Examples included:

•	Expansion of Channels and Key Markets: investing in fast-growing sales channels, including e-commerce, and winning in high-potential emerging markets

•

Investment in Global and Local Brands: continuing momentum on two of the company’s largest brands, Oreo and Cadbury Dairy Milk, as well as reigniting local jewels like Nutter Butter in the U.S., which celebrated its 50-year anniversary with double-digit growth in the quarter

•	Partnerships and M&A: entering nutrition bars with Perfect Snacks acquisition

•	Marketing & Sales Excellence: leveraging the company’s leadership in the chocolate category by driving growth and gaining share in key markets with best-in-class Easter execution

•	Continuous Cost Improvement: maintaining cost discipline throughout the organization with ongoing initiatives like waste reduction in the U.S. network and embedded ZBB processes

•	Local First Culture: delivering efficiencies including a 40% reduction in business planning meetings in Europe as a result of the company’s new structure and culture

•	Speed, Agility and Simplicity: getting innovation to market faster like new Cadbury Go Nuttier in the U.K., leveraging Agile methodology and a pilot launch

•

Sustainable Snacking: advancing in the company’s sustainability journey this quarter with the publication of the company’s Impact 2025 commitments, including its goals to source 100% of cocoa for its chocolate through Cocoa Life and achieve 100% packaging recyclability. In addition, the company reached an agreement with Enel Green Power to source solar power in support of its goal to cut CO2 emissions in manufacturing by 15% by 2020.

Net Revenue

$ in millions	Reported Net Revenues		Organic Net Revenue Growth
	Q2 2019	% Chg vs PY	Q2 2019	Vol/Mix		Pricing
Quarter 2
Latin America	$737	(4.8)%	10.9%	(0.6	)pp	11.5	pp
Asia, Middle East & Africa	1,352	(0.6)	4.7	2.8		1.9
Europe	2,247	(2.4)	3.9	3.6		0.3
North America	1,726	3.0	2.5	(1.0)		3.5

Mondelēz International	$6,062	(0.8)%	4.6%	1.6pp		3.0	pp

Emerging Markets	$2,272	(1.6)%	7.6%
Developed Markets	$3,790	(0.3)%	2.8%

Year-to-Date
Latin America	$1,537	(7.7)%	9.5%	(1.1	)pp	10.6	pp
Asia, Middle East & Africa	2,893	(0.3)	5.5	4.1		1.4
Europe	4,798	(4.2)	3.3	3.1		0.2
North America	3,372	2.2	1.5	(1.3)		2.8

Mondelēz International	$12,600	(2.2)%	4.1%	1.6pp		2.5	pp

Emerging Markets	$4,774	(2.4)%	8.0%
Developed Markets	$7,826	(2.0)%	1.7%

Operating Income and Diluted EPS

$ in millions, except per share data	Reported			Adjusted
	Q2 2019	vs PY (Rpt Fx)		Q2 2019	vs PY (Rpt Fx)		vs PY (Cst Fx)
Quarter 2
Gross Profit	$2,469	(2.8)%		$2,452	(0.6)%		4.3%
Gross Profit Margin	40.7%	(0.9	)pp	40.6%	—	pp

Operating Income	$1,025	113.1%		$1,008	(0.8)%		4.0%
Operating Income Margin	16.9%	9.0	pp	16.7%	—	pp

Net Earnings[2]	$807	153.8%		$830	1.3%		7.4%
Diluted EPS	$0.55	161.9%		$0.57	3.6%		9.1%

Year-to-Date
Gross Profit	$5,062	(6.1)%		$5,043	(1.6)%		4.4%
Gross Profit Margin	40.2%	(1.6	)pp	40.2%	0.2	pp

Operating Income	$2,061	20.9%		$2,098	(2.1)%		4.2%
Operating Income Margin	16.4%	3.2	pp	16.7%	—	pp

Net Earnings	$1,721	26.2%		$1,778	1.3%		8.9%
Diluted EPS	$1.18	29.7%		$1.22	4.3%		12.0%

Second Quarter Commentary

•

Net revenues declined 0.8 percent, driven by the impact of currency. Organic Net Revenue increased 4.6 percent, through a combination of volume/mix and pricing across both emerging and developed markets. There was a positive impact from lapping the Brazil trucking strike in the prior year.

•

Gross profit declined $71 million and margin decreased 90 basis points to 40.7 percent due to unfavorable year-over-year change in currency and commodity hedging activities. Adjusted Gross Profit[1] increased $106 million at constant currency and margin was flat at 40.6 percent.

•

Operating income increased $544 million and margin was 16.9 percent, up 900 basis points, due to lapping the prior-year impact from pension participation changes and lower Simplify to Grow Program costs. Adjusted Operating Income[1] increased by $41 million at constant currency and margin was flat at 16.7 percent.

•	Diluted EPS was $0.55, up 162 percent, primarily due to lapping prior-year impact from pension participation changes and prior-year loss on debt extinguishment and higher Adjusted EPS.

•	Adjusted EPS was $0.57 and grew 9 percent on a constant-currency basis, driven by earnings from equity method investments, operating gains and share repurchases.

•

Capital Return: The company returned approximately $700 million to shareholders in common stock repurchases and cash dividends. Year to date, the company has returned approximately $1.7 billion. Today, the company’s Board of Directors also declared a quarterly cash dividend of $0.285 per share of Class A common stock, an increase of 10 percent. This dividend is payable on October 14, 2019, to shareholders recorded as of September 30, 2019.

2019 Outlook

Mondelēz International provides guidance on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results, including the impact of foreign exchange. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.

After strong first-half performance, the company now expects Organic Net Revenue growth of 3+ percent. The company also increases its outlook for Adjusted EPS growth to ~5 percent on a constant-currency basis. The company estimates currency translation would decrease net revenue growth by approximately 3 percent3 with a negative $0.11 impact to Adjusted EPS3. In addition, the company continues to expect Free Cash Flow of approximately $2.8 billion.

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 5 p.m. ET today. A listen-only webcast will be provided at www.mondelezinternational.com. An archive of the webcast will be available on the company’s web site. The company will be live tweeting the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) empowers people to snack right in over 150 countries around the world. With 2018 net revenues of approximately $26 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, belVita and LU biscuits; Cadbury Dairy Milk, Milka and Toblerone chocolate; Sour Patch Kids candy and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

End Notes

1.

Organic Net Revenue, Adjusted Gross Profit (and Adjusted Gross Profit margin), Adjusted Operating Income (and Adjusted Operating Income margin), Adjusted EPS, Free Cash Flow and presentation of amounts in constant currency are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.

2.	Net earnings attributable to Mondelēz International.
3.	Currency estimate is based on published rates from XE.com on July 23, 2019.

Additional Definitions

Emerging markets consist of the Latin America region in its entirety; the Asia, Middle East and Africa region excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Russia, Ukraine, Turkey, Kazakhstan, Belarus, Georgia, Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.

Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia, Middle East and Africa region.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “estimate,” “potential,” “guidance,” “outlook” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the company’s future performance, including its future revenue growth, earnings per share and cash flow; currency and the effect of currency translation on the company’s results of operations; the company’s strategy; the company’s accounting for and the impact of U.S. tax reform; investments; the company’s liability related to its withdrawal from the Bakery and Confectionery Union and Industry International Pension Fund; value creation for the company’s shareholders; and the company’s outlook, including 2019 Organic Net Revenue growth, Adjusted EPS growth and Free Cash Flow. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause the company’s actual results to differ materially from those indicated in the company’s forward-looking statements. Such factors include, but are not limited to, risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; tax matters including changes in tax rates and laws, disagreements with taxing authorities and imposition of new taxes; use of information technology and third party service providers; unanticipated disruptions to the company’s business, such as the malware incident, cyberattacks or other security breaches; competition; protection of the company’s reputation and brand image; the company’s ability to innovate and differentiate its products; legal, regulatory, tax or benefit law changes, claims or actions; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; and changes in the assumptions on which the restructuring program is based. Please also see the company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including the company’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Schedule 1

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$6,062	$6,112	$12,600	$12,877

Cost of sales	3,593	3,572	7,538	7,488

Gross profit	2,469	2,540	5,062	5,389
Gross profit margin	40.7%	41.6%	40.2%	41.8%

Selling, general and administrative expenses	1,427	1,904	2,920	3,431

Asset impairment and exit costs	15	111	35	165

(Gain)/loss on divestitures	(41)	—	(41)	—

Amortization of intangibles	43	44	87	88

Operating income	1,025	481	2,061	1,705
Operating income margin	16.9%	7.9%	16.4%	13.2%

Benefit plan non-service income	(12)	(15)	(29)	(28)

Interest and other expense, net	101	248	181	328

Earnings before income taxes	936	248	1,909	1,405

Provision for income taxes	(216)	(15)	(405)	(352)
Effective tax rate	23.1%	6.0%	21.2%	25.1%
Net loss on equity method investment transactions	(25)	—	(2)	—
Equity method investment net earnings	113	87	226	319

Net earnings	808	320	1,728	1,372

Noncontrolling interest earnings	(1)	(2)	(7)	(8)

Net earnings attributable to Mondelēz International	$807	$318	$1,721	$1,364

Per share data:
Basic earnings per share attributable to Mondelēz International	$0.56	$0.22	$1.19	$0.92

Diluted earnings per share attributable to Mondelēz International	$0.55	$0.21	$1.18	$0.91

Average shares outstanding:
Basic	1,445	1,475	1,447	1,482
Diluted	1,458	1,488	1,460	1,496

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions of U.S. dollars)

(Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$1,248	$1,100
Trade receivables	2,179	2,262
Other receivables	712	744
Inventories, net	2,731	2,592
Other current assets	966	906

Total current assets	7,836	7,604

Property, plant and equipment, net	8,550	8,482
Operating lease right of use assets	637	—
Goodwill	20,701	20,725
Intangible assets, net	17,943	18,002
Prepaid pension assets	136	132
Deferred income taxes	263	255
Equity method investments	7,095	7,123
Other assets	412	406

TOTAL ASSETS	$63,573	$62,729

LIABILITIES
Short-term borrowings	$3,780	$3,192
Current portion of long-term debt	3,675	2,648
Accounts payable	5,312	5,794
Accrued marketing	1,638	1,756
Accrued employment costs	611	701
Other current liabilities	2,782	2,646

Total current liabilities	17,798	16,737
Long-term debt	11,764	12,532
Long-term operating lease	447	—
Deferred income taxes	3,591	3,552
Accrued pension costs	1,057	1,221
Accrued postretirement health care costs	355	351
Other liabilities	2,387	2,623

TOTAL LIABILITIES	37,399	37,016
EQUITY
Common Stock	—	—
Additional paid-in capital	31,970	31,961
Retained earnings	25,348	24,491
Accumulated other comprehensive losses	(10,541)	(10,630)
Treasury stock	(20,684)	(20,185)

Total Mondelēz International Shareholders’ Equity	26,093	25,637
Noncontrolling interest	81	76

TOTAL EQUITY	26,174	25,713

TOTAL LIABILITIES AND EQUITY	$63,573	$62,729

	June 30, 2019	December 31, 2018	Incr/ (Decr)
Short-term borrowings	$3,780	$3,192	$588
Current portion of long-term debt	3,675	2,648	1,027
Long-term debt	11,764	12,532	(768)

Total Debt	19,219	18,372	847
Cash and cash equivalents	1,248	1,100	148

Net Debt (1)	$17,971	$17,272	$699

(1) Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
Net earnings	$1,728	$1,372
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	517	407
Stock-based compensation expense	71	67
U.S. tax reform transition tax	2	86
Deferred income tax provision/(benefit)	36	(15)
Asset impairments and accelerated depreciation	4	43
Loss on early extinguishment of debt	—	140
(Gain)/loss on divestitures	(41)	—
Net loss on equity method investment transactions	2	—
Equity method investment net earnings	(226)	(319)
Distributions from equity method investments	188	151
Other non-cash items, net	(46)	366
Change in assets and liabilities, net of acquisitions and divestitures:
Receivables, net	135	112
Inventories, net	(145)	(240)
Accounts payable	(430)	(325)
Other current assets	(20)	(41)
Other current liabilities	(638)	(481)
Change in pension and postretirement assets and liabilities, net	(91)	(141)

Net cash provided by/(used in) operating activities	1,046	1,182

CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES
Capital expenditures	(465)	(532)
Acquisition, net of cash received	—	(528)
Proceeds from divestiture, net of disbursements	163	—
Proceeds from sale of property, plant and equipment and other assets	35	19

Net cash provided by/(used in) investing activities	(267)	(1,041)

CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES
Issuances of commercial paper, maturities greater than 90 days	809	1,315
Repayments of commercial paper, maturities greater than 90 days	(2,169)	(1,020)
Net issuances of other short-term borrowings	1,958	298
Long-term debt proceeds	597	2,948
Long-term debt repaid	(409)	(1,442)
Repurchase of Common Stock	(940)	(1,177)
Dividends paid	(756)	(657)
Other	271	124

Net cash provided by/(used in) financing activities	(639)	389

Effect of exchange rate changes on cash and cash equivalents	8	(45)

Cash and cash equivalents:
Increase/(decrease)	148	485
Balance at beginning of period	1,100	761

Balance at end of period	$1,248	$1,246

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate the comparison of the company’s historical operating results and trends in its underlying operating results, and provides additional transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance. The company also believes that presenting these measures allows investors to view its performance using the same measures that the company uses in evaluating its financial and business performance and trends.

The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. See below for a description of adjustments to the company’s U.S. GAAP financial measures included herein.

Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

Because GAAP financial measures on a forward-looking basis are not accessible and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s outlook. Refer to the Outlook section below for more details.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s non-GAAP financial measures and corresponding metrics reflect how the company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change. When these definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis. When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company removes these items from its non-GAAP definitions.

•

“Organic Net Revenue” is defined as net revenues excluding the impacts of acquisitions, divestitures and currency rate fluctuations. The company also evaluates Organic Net Revenue growth from emerging and developed markets.

•

“Adjusted Gross Profit” is defined as gross profit excluding the impacts of the Simplify to Grow Program; acquisition integration costs; the operating results of divestitures; mark-to-market impacts from commodity and forecasted currency transaction derivative contracts; and incremental expenses related to the 2017 malware incident. The company also presents “Adjusted Gross Profit margin,” which is subject to the same adjustments as Adjusted Gross Profit. The company also evaluates growth in the company’s Adjusted Gross Profit on a constant currency basis.

•

“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income (or segment operating income) excluding the impacts of the items listed in the Adjusted Gross Profit definition as well as gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture or acquisition gains or losses and related divestiture, acquisition and integration costs; remeasurement of net monetary position; impacts from resolution of tax matters; CEO transition remuneration; and impact from pension participation changes. The company also presents “Adjusted Operating Income margin” and “Adjusted Segment Operating Income margin”, which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. The company also evaluates growth in the company’s Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

•

“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of the items listed in the Adjusted Operating Income definition, as well as losses on debt extinguishment and related expenses; gains or losses on equity method investment transactions; net earnings from divestitures; gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; and U.S. tax reform discrete impacts. Similarly, within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its investees’ unusual or infrequent items. The tax impact of each of the items excluded from the company’s GAAP results was computed based on the facts and tax assumptions associated with each item, and such impacts have also been excluded from Adjusted EPS. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis.

•	“Free Cash Flow” is defined as net cash provided by operating activities less capital expenditures. Free Cash Flow is the company’s primary measure used to monitor its cash flow performance.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three months and six months ended June 30, 2019. See Items Impacting Comparability of Operating Results below for more information about the items referenced in these definitions.

SEGMENT OPERATING INCOME

The company uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses on divestitures and acquisition-related costs (which are a component of selling, general and administrative expenses) in all periods presented. The company excludes these items from segment operating income in order to provide better transparency of its segment operating results. Furthermore, the company centrally manages benefit plan non-service income and interest and other expense, net. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

ITEMS IMPACTING COMPARABILITY OF OPERATING RESULTS

The following information is provided to give qualitative and quantitative information related to items impacting comparability of operating results. The company identifies these based on how management views the company’s business; makes financial, operating and planning decisions; and evaluates the company’s ongoing performance. In addition, the company discloses the impact of changes in currency exchange rates on the company’s financial results in order to reflect results on a constant currency basis.

Divestitures, Divestiture-related costs and Gains/(losses) on Divestitures

Divestitures include completed sales of businesses and exits of major product lines upon completion of a sale or licensing agreement.

•

On May 28, 2019, the company completed the sale of most of its cheese business in the Middle East and Africa to Arla Foods of Denmark. The company recorded a pre-tax gain of $41 million on the sale. The company also incurred divestiture-related costs of $11 million in the three months and $10 million in the six months ended June 30, 2019.

•

On April 28, 2017, the company completed the sale of several manufacturing facilities in France and the sale or license of several local confectionery brands. During the six months ended June 30, 2018, the company reversed $3 million of accrued expenses no longer required.

Acquisitions, Acquisition-related costs and Acquisition integration costs

On June 19, 2019, the company announced an agreement to acquire a majority interest in Perfect Snacks, a pioneer in the fast-growing refrigerated nutrition bars segment. The company completed this transaction on July 16, 2019. In connection with this transaction, the company incurred acquisition-related costs of $1 million in the three months and six months ended June 30, 2019.

On June 7, 2018, the company acquired a U.S. premium biscuit company, Tate’s Bake Shop, within its North America segment and extended its premium biscuit offerings. On a constant currency basis, the purchase added incremental net revenues of $15 million in the three months and $35 million in the six months ended June 30, 2019. In addition, the company incurred acquisition-related costs of $13 million in the three months and six months ended June 30, 2018.

Within the company’s AMEA segment, in connection with the acquisition of a biscuit operation in Vietnam in 2015, the company recorded integration costs of $2 million in the three months and $3 million in the six months ended June 30, 2018.

Simplify to Grow Program

On September 6, 2018, the company’s Board of Directors approved an extension of the restructuring program through 2022, an increase of $1.3 billion in the program charges and an increase of $700 million in capital expenditures. The current restructuring program, as increased and extended by these actions, is now called the Simplify to Grow Program. The primary objective of the Simplify to Grow Program is to reduce the company’s operating cost structure in both its supply chain and overhead costs. The program covers severance as well as asset disposals and other manufacturing and procurement-related one-time costs.

Restructuring costs

The company recorded restructuring charges of $20 million in the three months and $40 million in the six months ended June 30, 2019 and $112 million in the three months and $164 million in the six months ended June 30, 2018 within asset impairment and exit costs and benefit plan non-service income. These charges were for non-cash asset write-downs (including accelerated depreciation and asset impairments), severance and other related costs.

Implementation costs

Implementation costs primarily relate to reorganizing the company’s operations and facilities in connection with its supply chain reinvention program and other identified productivity and cost saving initiatives. The costs include incremental expenses related to the closure of facilities, costs to terminate certain contracts and the simplification of the company’s information systems. The company recorded implementation costs of $68 million in the three months and $118 million in the six months ended June 30, 2019 and $70 million in the three months and $132 million in the six months ended June 30, 2018.

Mark-to-market impacts from commodity and currency derivative contracts

The company excludes unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from its non-GAAP earnings measures until such time that the related exposures impact its operating results. The company recorded net unrealized gains on commodity and forecasted currency transaction derivatives of $33 million in the three months and $49 million in the six months ended June 30, 2019 and $88 million in the three months and $294 million in the six months ended June 30, 2018.

Remeasurement of net monetary position

During the second quarter of 2018, primarily based on published estimates which indicated that Argentina’s three-year cumulative inflation rate exceeded 100%, the company concluded that Argentina became a highly inflationary economy for accounting purposes. As of July 1, 2018, the company began to apply highly inflationary accounting for its Argentinian subsidiaries and changed their functional currency from the Argentinian peso to the U.S. dollar. On July 1, 2018, both monetary and non-monetary assets and liabilities denominated in Argentinian pesos were remeasured into U.S. dollars. As of each subsequent balance sheet date, Argentinian peso denominated monetary assets and liabilities were remeasured into U.S. dollars using the exchange rate as of the balance sheet date, with remeasurement and other transaction gains and losses recorded in net earnings. The company recorded a $1 million remeasurement gain in the three months and a $1 million dollar loss in the six months ended June 30, 2019, within selling, general and administrative expenses related to the valuation of the Argentinian peso denominated net monetary assets.

Impact from pension participation changes

The impact from pension participation changes represent the charges incurred when employee groups are withdrawn from multiemployer pension plans and other changes in employee group pension plan participation. The company excludes these charges from its non-GAAP results because those amounts do not reflect the company’s ongoing pension obligations.

During 2018, the company executed a complete withdrawal from the Bakery and Confectionery Union and Industry International Pension Fund (“Fund”) and recorded an estimate of the withdrawal liability. On July 11, 2019, the company received a withdrawal liability assessment from the Fund totaling $526 million and requiring pro-rata monthly payments over 20 years. To meet this obligation, the company will begin payments during the second half of 2019. Within selling, general and administrative expenses, the company recorded a $35 million ($26 million net of tax) adjustment in the three months ended June 30, 2019 and a $408 million ($305 million net of tax) estimated charge in the three months ended June 30, 2018, related to the discounted withdrawal liability. As of June 30, 2019, the discounted withdrawal liability was $396 million, with $22 million recorded in other current liabilities and $374 million recorded in long-term other liabilities.

Impact from resolution of tax matters

A tax indemnification matter related to the company’s 2007 acquisition of the LU biscuit business was closed during the three months ended June 30, 2018. The closure had no impact on net earnings; however, it did result in a $15 million tax benefit that was fully offset by an $11 million expense in selling, general and administrative expenses and a $4 million expense in interest and other expense, net.

CEO transition remuneration

On November 20, 2017, Dirk Van de Put succeeded Irene Rosenfeld as CEO of Mondelēz International. In order to incent Mr. Van de Put to join the company, the company provided him compensation to make him whole for incentive awards he forfeited or grants that were not made to him when he left his former employer. In connection with Irene Rosenfeld’s retirement, the company made her outstanding grants of performance share units for the 2016-2018 and 2017-2019 performance cycles eligible for continued vesting and paid $0.5 million salary for her service as Chairman from January through March 2018. The company refers to these elements of Mr. Van de Put’s and Ms. Rosenfeld’s compensation arrangements together as “CEO transition remuneration.”

The company is excluding amounts it expenses as CEO transition remuneration from its non-GAAP results because those amounts are not part of the company’s regular compensation program and are incremental to amounts the company would have incurred as ongoing CEO compensation. The company incurred CEO transition remuneration of $3 million in the three months and $6 million in the six months ended June 30, 2019 and $10 million in the three months and $14 million in the six months ended June 30, 2018.

Gain related to interest rate swaps

The company recognized a pre-tax loss of $5 million in the three months and a pre-tax gain of $9 million in the six months ended June 30, 2018, within interest and other expense, net related to certain forward-starting interest rate swaps for which the planned timing of the related forecasted debt was changed.

Loss on debt extinguishment

On April 17, 2018, the company completed a cash tender offer and retired $570 million of long-term U.S. dollar debt. The company recorded a loss on debt extinguishment of $140 million within interest and other expense, net related to the amount the company paid to retire the debt in excess of its carrying value and from recognizing unamortized discounts, deferred financing and other cash costs in earnings at the time of the debt extinguishment.

U.S. tax reform discrete impacts

On December 22, 2017, the United States enacted tax reform legislation that included a broad range of business tax provisions, including but not limited to a reduction in the U.S. federal tax rate from 35% to 21%, as well as provisions that limit or eliminate various deductions or credits. The legislation also causes U.S. allocated expenses (e.g. interest and general administrative expense) to be taxed and imposes a new tax on U.S. cross-border payments. Furthermore, the legislation includes a one-time transition tax on accumulated foreign earnings and profits. While clarifying guidance was issued by the Internal Revenue Service (“IRS”) during 2018, further tax legislative guidance is expected during 2019.

During the six months ended June 30, 2018, the company recorded $87 million in discrete net tax costs primarily comprised of an increase to its transition tax liability of $86 million as a result of additional guidance issued by the IRS and various state taxing authorities, new state legislation enacted during the period and further refinement of various components of the underlying calculations.

Gains and losses on equity method investment transactions

As of June 30, 2019, the company held a 13.6% ownership interest in KDP. The company’s ownership interest in KDP may change over time due to stock-based compensation arrangements and other transactions by KDP. During the first quarter of 2019, the company recognized a $23 million pre-tax gain related to the impact of a KDP acquisition that decreased the company’s ownership interest from 13.8% to 13.6%.

On March 7, 2016, the company exchanged a portion of its 43.5% JDE equity interest for a new equity interest in Keurig Green Mountain, Inc. (“Keurig”). Following the transaction, the company’s JDE equity interest became 26.5% and the company’s new Keurig equity interest was 24.2%. During the first quarter of 2016, the company recorded the difference between the $2 billion fair value of Keurig and the company’s basis in the exchanged JDE shares as a gain of $43 million. In the second quarter of 2019, the company determined that an adjustment to accumulated other comprehensive losses related to its JDE investment was required, which reduced the company’s previously reported gain by $29 million. The company recorded the adjustment in the net loss on equity method transactions in the second quarter.

During the second quarter of 2019, the company also recorded an additional pre-tax gain of $4 million related to the 2018 sale of one of its equity method investments. This additional gain relates to the release of funds previously held in escrow.

Equity method investee adjustments

Within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its investees’ unusual or infrequent items, such as acquisition and divestiture-related costs, restructuring program costs and discrete U.S. tax reform impacts recorded by the company’s JDE and KDP equity method investees.

Constant currency

Management evaluates the operating performance of the company and its international subsidiaries on a constant currency basis. The company determines its constant currency operating results by dividing or multiplying, as appropriate, the current period local currency operating results by the currency exchange rates used to translate the company’s financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

OUTLOOK

The company’s outlook for 2019 Organic Net Revenue growth, Adjusted EPS growth on a constant currency basis and Free Cash Flow are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in currency exchange rates, restructuring activities, acquisitions and divestitures. The company is not able to reconcile its projected Organic Net Revenue growth to its projected reported net revenue growth for the full-year 2019 because the company is unable to predict during this period the impact from potential acquisitions or divestitures, as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its projected Adjusted EPS growth on a constant currency basis to its projected reported diluted EPS growth for the full-year 2019 because the company is unable to predict during this period the timing of its restructuring program costs, mark-to-market impacts from commodity and forecasted currency transaction derivative contracts and impacts from potential acquisitions or divestitures well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its projected Free Cash Flow to its projected net cash from operating activities for the full-year 2019 because the company is unable to predict during this period the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Schedule 4a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

(in millions of U.S. dollars)

(Unaudited)

	Latin America		AMEA		Europe	North America		Mondelēz International
For the Three Months Ended June 30, 2019
Reported (GAAP)	$737		$1,352		$2,247	$1,726		$6,062
Divestitures	—		(22)		—	—		(22)
Acquisition	—		—		—	(15)		(15)
Currency	121		61		145	6		333

Organic (Non-GAAP)	$858		$1,391		$2,392	$1,717		$6,358

For the Three Months Ended June 30, 2018
Reported (GAAP)	$774		$1,360		$2,303	$1,675		$6,112
Divestitures	—		(32)		—	—		(32)

Organic (Non-GAAP)	$774		$1,328		$2,303	$1,675		$6,080

% Change
Reported (GAAP)	(4.8)%		(0.6)%		(2.4)%	3.0%		(0.8)%
Divestitures	— pp		0.8	pp	— pp	— pp		0.1 pp
Acquisition	—		—		—	(0.9)		(0.2)
Currency	15.7		4.5		6.3	0.4		5.5

Organic (Non-GAAP)	10.9%		4.7%		3.9%	2.5%		4.6%

Vol/Mix	(0.6	)pp	2.8	pp	3.6 pp	(1.0	)pp	1.6 pp
Pricing	11.5		1.9		0.3	3.5		3.0

	Latin America		AMEA		Europe		North America		Mondelēz International
For the Six Months Ended June 30, 2019
Reported (GAAP)	$1,537		$2,893		$4,798		$3,372		$12,600
Divestitures	—		(55)		—		—		(55)
Acquisition	—		—		—		(35)		(35)
Currency	287		156		374		14		831

Organic (Non-GAAP)	$1,824		$2,994		$5,172		$3,351		$13,341

For the Six Months Ended June 30, 2018
Reported (GAAP)	$1,665		$2,902		$5,009		$3,301		$12,877
Divestitures	—		(63)		—		—		(63)

Organic (Non-GAAP)	$1,665		$2,839		$5,009		$3,301		$12,814

% Change
Reported (GAAP)	(7.7)%		(0.3)%		(4.2)%		2.2%		(2.2)%
Divestitures	— pp		0.3	pp	— pp		— pp		0.1 pp
Acquisition	—		—		—		(1.1)		(0.3)
Currency	17.2		5.5		7.5		0.4		6.5

Organic (Non-GAAP)	9.5%		5.5%		3.3%		1.5%		4.1%

Vol/Mix	(1.1	)pp	4.1 pp		3.1	pp	(1.3	)pp	1.6 pp
Pricing	10.6		1.4		0.2		2.8		2.5

Schedule 4b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues - Markets

(in millions of U.S. dollars)

(Unaudited)

	Emerging Markets	Developed Markets	Mondelēz International
For the Three Months Ended June 30, 2019
Reported (GAAP)	$2,272	$3,790	$6,062
Divestitures	(22)	—	(22)
Acquisition	—	(15)	(15)
Currency	200	133	333

Organic (Non-GAAP)	$2,450	$3,908	$6,358

For the Three Months Ended June 30, 2018
Reported (GAAP)	$2,309	$3,803	$6,112
Divestitures	(32)	—	(32)

Organic (Non-GAAP)	$2,277	$3,803	$6,080

% Change
Reported (GAAP)	(1.6)%	(0.3)%	(0.8)%
Divestitures	0.4 pp	— pp	0.1 pp
Acquisition	—	(0.4)	(0.2)
Currency	8.8	3.5	5.5

Organic (Non-GAAP)	7.6%	2.8%	4.6%

Vol/Mix	1.6 pp	1.6 pp	1.6 pp
Pricing	6.0	1.2	3.0

	Emerging Markets	Developed Markets	Mondelēz International
For the Six Months Ended June 30, 2019
Reported (GAAP)	$4,774	$7,826	$12,600
Divestitures	(55)	—	(55)
Acquisition	—	(35)	(35)
Currency	499	332	831

Organic (Non-GAAP)	$5,218	$8,123	$13,341

For the Six Months Ended June 30, 2018
Reported (GAAP)	$4,893	$7,984	$12,877
Divestitures	(63)	—	(63)

Organic (Non-GAAP)	$4,830	$7,984	$12,814

% Change
Reported (GAAP)	(2.4)%	(2.0)%	(2.2)%
Divestitures	0.1 pp	— pp	0.1 pp
Acquisition	—	(0.5)	(0.3)
Currency	10.3	4.2	6.5

Organic (Non-GAAP)	8.0%	1.7%	4.1%

Vol/Mix	3.1 pp	0.7 pp	1.6 pp
Pricing	4.9	1.0	2.5

Schedule 5a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended June 30, 2019
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$6,062	$2,469	40.7%	$1,025	16.9%
Simplify to Grow Program	—	24		83
Mark-to-market (gains)/losses from derivatives	—	(33)		(33)
Acquisition-related costs	—	—		1
Divestiture-related costs	—	—		11
Operating income from divestitures	(22)	(8)		(5)
(Gain)/loss on divestitures	—	—		(41)
Remeasurement of net monetary position	—	—		(1)
Impact from pension participation changes	—	—		(35)
CEO transition remuneration	—	—		3

Adjusted (Non-GAAP)	$6,040	$2,452	40.6%	$1,008	16.7%

Currency		120		49

Adjusted @ Constant FX (Non-GAAP)		$2,572		$1,057

	For the Three Months Ended June 30, 2018
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$6,112	$2,540	41.6%	$481	7.9%
Simplify to Grow Program	—	20		179
Mark-to-market (gains)/losses from derivatives	—	(88)		(88)
Acquisition integration costs	—	—		2
Acquisition-related costs	—	—		13
Operating income from divestitures	(32)	(6)		(2)
Impact from pension participation changes	—	—		408
Impact from resolution of tax matters	—	—		11
CEO transition remuneration	—	—		10
Rounding	—	—		2

Adjusted (Non-GAAP)	$6,080	$2,466	40.6%	$1,016	16.7%

		Gross Profit		Operating Income
$ Change - Reported (GAAP)		$(71)		$544
$ Change - Adjusted (Non-GAAP)		(14)		(8)
$ Change - Adjusted @ Constant FX (Non-GAAP)		106		41
% Change - Reported (GAAP)		(2.8)%		113.1%
% Change - Adjusted (Non-GAAP)		(0.6)%		(0.8)%
% Change - Adjusted @ Constant FX (Non-GAAP)		4.3%		4.0%

Schedule 5b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2019
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$12,600	$5,062	40.2%	$2,061	16.4%
Simplify to Grow Program	—	45		153
Mark-to-market (gains)/losses from derivatives	—	(50)		(49)
Acquisition-related costs	—	—		1
Divestiture-related costs	—	—		10
Operating income from divestitures	(55)	(14)		(9)
(Gain)/loss on divestitures	—	—		(41)
Remeasurement of net monetary position	—	—		1
Impact from pension participation changes	—	—		(35)
CEO transition remuneration	—	—		6

Adjusted (Non-GAAP)	$12,545	$5,043	40.2%	$2,098	16.7%

Currency		310		136

Adjusted @ Constant FX (Non-GAAP)		$5,353		$2,234

	For the Six Months Ended June 30, 2018
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$12,877	$5,389	41.8%	$1,705	13.2%
Simplify to Grow Program	—	43		293
Mark-to-market (gains)/losses from derivatives	—	(294)		(294)
Acquisition integration costs	—	—		3
Acquisition-related costs	—	—		13
Divestiture-related costs	—	—		(3)
Operating income from divestitures	(63)	(13)		(8)
Impact from pension participation changes	—	—		408
Impact from resolution of tax matters	—	—		11
CEO transition remuneration	—	—		14
Rounding	—	—		1

Adjusted (Non-GAAP)	$12,814	$5,125	40.0%	$2,143	16.7%

		Gross Profit		Operating Income
$ Change - Reported (GAAP)		$(327)		$356
$ Change - Adjusted (Non-GAAP)		(82)		(45)
$ Change - Adjusted @ Constant FX (Non-GAAP)		228		91
% Change - Reported (GAAP)		(6.1)%		20.9%
% Change - Adjusted (Non-GAAP)		(1.6)%		(2.1)%
% Change - Adjusted @ Constant FX (Non-GAAP)		4.4%		4.2%

Schedule 6a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings and Tax Rate

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended June 30, 2019
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Net loss on equity method investment transactions	Equity method investment net losses / (earnings)	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$1,025	$(12)	$101	$936	$216	23.1%	$25	$(113)	$1	$807	$0.55
Simplify to Grow Program	83	(5)	—	88	19		—	—	—	69	0.05
Mark-to-market (gains)/losses from derivatives	(33)	—	—	(33)	(3)		—	—	—	(30)	(0.02)
Acquisition-related costs	1	—	—	1	—		—	—	—	1	—
Divestiture-related costs	11	—	—	11	1		—	—	—	10	0.01
Net earnings from divestitures	(5)	—	—	(5)	—		—	—	—	(5)	—
(Gain)/loss on divestitures	(41)	—	—	(41)	(3)		—	—	—	(38)	(0.03)
Remeasurement of net monetary position	(1)	—	—	(1)	—		—	—	—	(1)	—
Impact from pension participation changes	(35)	—	—	(35)	(9)		—	—	—	(26)	(0.02)
CEO transition remuneration	3	—	—	3	—		—	—	—	3	—
U.S. tax reform discrete net tax (benefit)/expense	—	—	—	—	(1)		—	—	—	1	—
Net loss on equity method investment transactions	—	—	—	—	(2)		(25)	—	—	27	0.02
Equity method investee acquisition-related and other adjustments	—	—	—	—	3		—	(15)	—	12	0.01

Adjusted (Non-GAAP)	$1,008	$(17)	$101	$924	$221	23.9%	$—	$(128)	$1	$830	$0.57

Currency										50	0.03

Adjusted @ Constant FX (Non-GAAP)										$880	$0.60

Diluted Average Shares Outstanding											1,458

	For the Three Months Ended June 30, 2018
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Gain on equity method investment transaction	Equity method investment net losses / (earnings)	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$481	$(15)	$248	$248	$15	6.0%	$—	$(87)	$2	$318	$0.21
Simplify to Grow Program	179	(3)	—	182	47		—	—	—	135	0.09
Mark-to-market (gains)/losses from derivatives	(88)	—	—	(88)	(14)		—	—	—	(74)	(0.05)
Acquisition integration costs	2	—	—	2	—		—	—	—	2	—
Acquisition-related costs	13	—	—	13	3		—	—	—	10	0.01
Net earnings from divestitures	(2)	—	—	(2)	(2)		—	—	—	—	—
Impact from pension participation changes	408	—	—	408	103		—	—	—	305	0.20
Impact from resolution of tax matters	11	—	(4)	15	15		—	—	—	—	—
CEO transition remuneration	10	—	—	10	2		—	—	—	8	0.01
(Gain)/loss related to interest rate swaps	—	—	(5)	5	1		—	—	—	4	—
Loss on debt extinguishment and related expenses	—	—	(140)	140	35		—	—	—	105	0.07
U.S. tax reform discrete net tax (benefit)/expense	—	—	—	—	2		—	—	—	(2)	—
Equity method investee acquisition-related and other adjustments	—	—	—	—	1		—	(7)	—	6	0.01
Rounding	2	—	—	2	—		—	—	—	2	—

Adjusted (Non-GAAP)	$1,016	$(18)	$99	$935	$208	22.2%	$—	$(94)	$2	$819	$0.55

Diluted Average Shares Outstanding											1,488

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 6b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings and Tax Rate

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Six Months Ended June 30, 2019
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Net loss on equity method investment transactions	Equity method investment net losses / (earnings)	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$2,061	$(29)	$181	$1,909	$405	21.2%	$2	$(226)	$7	$1,721	$1.18
Simplify to Grow Program	153	(5)	—	158	38		—	—	—	120	0.08
Mark-to-market (gains)/losses from derivatives	(49)	—	—	(49)	(6)		—	—	—	(43)	(0.03)
Acquisition-related costs	1	—	—	1	—		—	—	—	1	—
Divestiture-related costs	10	—	—	10	1		—	—	—	9	0.01
Net earnings from divestitures	(9)	—	—	(9)	—		—	—	—	(9)	(0.01)
(Gain)/loss on divestitures	(41)	—	—	(41)	(3)		—	—	—	(38)	(0.03)
Remeasurement of net monetary position	1	—	—	1	—		—	—	—	1	—
Impact from pension participation changes	(35)	—	—	(35)	(9)		—	—	—	(26)	(0.02)
CEO transition remuneration	6	—	—	6	—		—	—	—	6	0.01
U.S. tax reform discrete net tax (benefit)/expense	—	—	—	—	(2)		—	—	—	2	—
Net loss on equity method investment transactions	—	—	—	—	(7)		(2)	—	—	9	0.01
Equity method investee acquisition-related and other adjustments	—	—	—	—	7		—	(32)	—	25	0.02

Adjusted (Non-GAAP)	$2,098	$(34)	$181	$1,951	$424	21.7%	$—	$(258)	$7	$1,778	$1.22

Currency										134	0.09

Adjusted @ Constant FX (Non-GAAP)										$1,912	$1.31

Diluted Average Shares Outstanding											1,460
	For the Six Months Ended June 30, 2018
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Gain on equity method investment transaction	Equity method investment net losses / (earnings)	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$1,705	$(28)	$328	$1,405	$352	25.1%	$—	$(319)	$8	$1,364	$0.91
Simplify to Grow Program	293	(3)	—	296	77		—	—	—	219	0.15
Mark-to-market (gains)/losses from derivatives	(294)	—	—	(294)	(39)		—	—	—	(255)	(0.17)
Acquisition integration costs	3	—	—	3	—		—	—	—	3	—
Acquisition-related costs	13	—	—	13	3		—	—	—	10	0.01
Divestiture-related costs	(3)	—	—	(3)	(2)		—	—	—	(1)	—
Net earnings from divestitures	(8)	—	—	(8)	(1)		—	—	—	(7)	(0.01)
Impact from pension participation changes	408	—	—	408	103		—	—	—	305	0.20
Impact from resolution of tax matters	11	—	(4)	15	15		—	—	—	—	—
CEO transition remuneration	14	—	—	14	3		—	—	—	11	0.01
(Gain)/loss related to interest rate swaps	—	—	9	(9)	(2)		—	—	—	(7)	(0.01)
Loss on debt extinguishment and related expenses	—	—	(140)	140	35		—	—	—	105	0.07
U.S. tax reform discrete net tax (benefit)/expense	—	—	—	—	(87)		—	—	—	87	0.06
Equity method investee acquisition-related and other adjustments	—	—	—	—	(26)		—	106	—	(80)	(0.05)
Rounding	1	—	—	1	—		—	—	—	1	—

Adjusted (Non-GAAP)	$2,143	$(31)	$193	$1,981	$431	21.8%	$—	$(213)	$8	$1,755	$1.17

Diluted Average Shares Outstanding											1,496

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 7a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Three Months Ended June 30,
	2019	2018	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$0.55	$0.21	$0.34	161.9%
Simplify to Grow Program	0.05	0.09	(0.04)
Mark-to-market (gains)/losses from derivatives	(0.02)	(0.05)	0.03
Acquisition-related costs	—	0.01	(0.01)
Divestiture-related costs	0.01	—	0.01
(Gain)/loss on divestitures	(0.03)	—	(0.03)
Impact from pension participation changes	(0.02)	0.20	(0.22)
CEO transition remuneration	—	0.01	(0.01)
Loss on debt extinguishment and related expenses	—	0.07	(0.07)
Net loss on equity method investment transactions	0.02	—	0.02
Equity method investee acquisition-related and other adjustments	0.01	0.01	—

Adjusted EPS (Non-GAAP)	$0.57	$0.55	$0.02	3.6%
Impact of unfavorable currency	0.03	—	0.03

Adjusted EPS @ Constant FX (Non-GAAP)	$0.60	$0.55	$0.05	9.1%

Adjusted EPS @ Constant FX—Key Drivers
Increase in operations			$0.02
Increase in equity method investment net earnings			0.03
Change in income taxes			(0.01)
Change in shares outstanding			0.01

			$0.05

Schedule 7b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Six Months Ended June 30,
	2019	2018	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$1.18	$0.91	$0.27	29.7%
Simplify to Grow Program	0.08	0.15	(0.07)
Mark-to-market (gains)/losses from derivatives	(0.03)	(0.17)	0.14
Acquisition-related costs	—	0.01	(0.01)
Divestiture-related costs	0.01	—	0.01
Net earnings from divestitures	(0.01)	(0.01)	—
(Gain)/loss on divestitures	(0.03)	—	(0.03)
Impact from pension participation changes	(0.02)	0.20	(0.22)
CEO transition remuneration	0.01	0.01	—
(Gain)/loss related to interest rate swaps	—	(0.01)	0.01
Loss on debt extinguishment and related expenses	—	0.07	(0.07)
U.S. tax reform discrete net tax (benefit)/expense	—	0.06	(0.06)
Net loss on equity method investment transactions	0.01	—	0.01
Equity method investee acquisition-related and other adjustments	0.02	(0.05)	0.07

Adjusted EPS (Non-GAAP)	$1.22	$1.17	$0.05	4.3%
Impact of unfavorable currency	0.09	—	0.09

Adjusted EPS @ Constant FX (Non-GAAP)	$1.31	$1.17	$0.14	12.0%

Adjusted EPS @ Constant FX—Key Drivers
Increase in operations			$0.06
VAT-related settlements			(0.01)
Change in interest and other expense, net			0.01
Increase in equity method investment net earnings			0.04
Change in income taxes			0.01
Change in shares outstanding			0.03

			$0.14

Schedule 8a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended June 30, 2019
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$737		$1,352		$2,247		$1,726		$—	$—	$—	$—	$6,062
Divestitures	—		(22)		—		—		—	—	—	—	(22)

Adjusted (Non-GAAP)	$737		$1,330		$2,247		$1,726		$—	$—	$—	$—	$6,040

Operating Income
Reported (GAAP)	$68		$191		$408		$407		$33	$(79)	$(43)	$40	$1,025
Simplify to Grow Program	20		9		28		9		—	17	—	—	83
Mark-to-market (gains)/losses from derivatives	—		—		—		—		(33)	—	—	—	(33)
Acquisition-related costs	—		—		—		—		—	—	—	1	1
Divestiture-related costs	—		8		—		—		—	3	—	—	11
Operating income from divestitures	—		(5)		—		—		—	—	—	—	(5)
(Gain)/loss on divestitures	—		—		—		—		—	—	—	(41)	(41)
Remeasurement of net monetary position	(1)		—		—		—		—	—	—	—	(1)
Impact from pension participation changes	—		—		—		(35)		—	—	—	—	(35)
CEO transition remuneration	—		—		—		—		—	3	—	—	3

Adjusted (Non-GAAP)	$87		$203		$436		$381		$—	$(56)	$(43)	$—	$1,008
Currency	17		9		29		1		—	(5)	(2)	—	49

Adjusted @ Constant FX (Non-GAAP)	$104		$212		$465		$382		$—	$(61)	$(45)	$—	$1,057

% Change - Reported (GAAP)	(26.1)%		7.9%		11.2%		528.4%		n/m	13.2%	2.3%	n/m	113.1%
% Change - Adjusted (Non-GAAP)	(26.9)%		0.5%		(1.6)%		9.5%		n/m	(7.7)%	2.3%	n/m	(0.8)%
% Change - Adjusted @ Constant FX (Non-GAAP)	(12.6)%		5.0%		5.0%		9.8%		n/m	(17.3)%	(2.3)%	n/m	4.0%

Operating Income Margin
Reported %	9.2%		14.1%		18.2%		23.6%						16.9%
Reported pp change	(2.7	)pp	1.1	pp	2.3	pp	29.3	pp					9.0 pp
Adjusted %	11.8%		15.3%		19.4%		22.1%						16.7%
Adjusted pp change	(3.6	)pp	0.1	pp	0.2	pp	1.3	pp					- pp

	For the Three Months Ended June 30, 2018
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$774		$1,360		$2,303		$1,675		$—	$—	$—	$—	$6,112
Divestitures	—		(32)		—		—		—	—	—	—	(32)

Adjusted (Non-GAAP)	$774		$1,328		$2,303		$1,675		$—	$—	$—	$—	$6,080

Operating Income
Reported (GAAP)	$92		$177		$367		$(95)		$88	$(91)	$(44)	$(13)	$481
Simplify to Grow Program	27		25		76		35		—	16	—	—	179
Mark-to-market (gains)/losses from derivatives	—		—		—		—		(88)	—	—	—	(88)
Acquisition integration costs	—		2		—		—		—	—	—	—	2
Acquisition-related costs	—		—		—		—		—	—	—	13	13
Operating income from divestitures	—		(2)		—		—		—	—	—	—	(2)
Impact from pension participation changes	—		—		—		408		—	—	—	—	408
Impact from resolution of tax matters	—		—		—		—		—	11	—	—	11
CEO transition remuneration	—		—		—		—		—	10	—	—	10
Rounding	—		—		—		—		—	2	—	—	2

Adjusted (Non-GAAP)	$119		$202		$443		$348		$—	$(52)	$(44)	$—	$1,016

Operating Income Margin
Reported %	11.9%		13.0%		15.9%		(5.7)%						7.9%
Adjusted %	15.4%		15.2%		19.2%		20.8%						16.7%

Schedule 8b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2019
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,537		$2,893		$4,798		$3,372		$—	$—	$—	$—	$12,600
Divestitures	—		(55)		—		—		—	—	—	—	(55)

Adjusted (Non-GAAP)	$1,537		$2,838		$4,798		$3,372		$—	$—	$—	$—	$12,545

Operating Income
Reported (GAAP)	$166		$447		$908		$726		$49	$(188)	$(87)	$40	$2,061
Simplify to Grow Program	35		22		39		19		—	38	—	—	153
Mark-to-market (gains)/losses from derivatives	—		—		—		—		(49)	—	—	—	(49)
Acquisition-related costs	—		—		—		—		—	—	—	1	1
Divestiture-related costs	—		7		—		—		—	3	—	—	10
Operating income from divestitures	—		(9)		—		—		—	—	—	—	(9)
(Gain)/loss on divestitures	—		—		—		—		—	—	—	(41)	(41)
Remeasurement of net monetary position	1		—		—		—		—	—	—	—	1
Impact from pension participation changes	—		—		—		(35)		—	—	—	—	(35)
CEO transition remuneration	—		—		—		—		—	6	—	—	6

Adjusted (Non-GAAP)	$202		$467		$947		$710		$—	$(141)	$(87)	$—	$2,098
Currency	35		30		79		2		—	(6)	(4)	—	136

Adjusted @ Constant FX (Non-GAAP)	$237		$497		$1,026		$712		$—	$(147)	$(91)	$—	$2,234

% Change - Reported (GAAP)	(23.9)%		10.4%		5.1%		303.3%		n/m	(21.3)%	1.1%	n/m	20.9%
% Change - Adjusted (Non-GAAP)	(28.9)%		5.4%		(1.7)%		8.9%		n/m	(27.0)%	1.1%	n/m	(2.1)%
% Change - Adjusted @ Constant FX (Non-GAAP)	(16.5)%		12.2%		6.5%		9.2%		n/m	(32.4)%	(3.4)%	n/m	4.2%

Operating Income Margin
Reported%	10.8%		15.5%		18.9%		21.5%						16.4%
Reported pp change	(2.3	)pp	1.5	pp	1.7	pp	16.0	pp					3.2 pp
Adjusted%	13.1%		16.5%		19.7%		21.1%						16.7%
Adjusted pp change	(4.0	)pp	0.9	pp	0.5	pp	1.3	pp					- pp

	For the Six Months Ended June 30, 2018
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,665		$2,902		$5,009		$3,301		$—	$—	$—	$—	$12,877
Divestitures	—		(63)		—		—		—	—	—	—	(63)

Adjusted (Non-GAAP)	$1,665		$2,839		$5,009		$3,301		$—	$—	$—	$—	$12,814

Operating Income
Reported (GAAP)	$218		$405		$864		$180		$294	$(155)	$(88)	$(13)	$1,705
Simplify to Grow Program	66		43		99		64		—	21	—	—	293
Mark-to-market (gains)/losses from derivatives	—		—		—		—		(294)	—	—	—	(294)
Acquisition integration costs	—		3		—		—		—	—	—	—	3
Acquisition-related costs	—		—		—		—		—	—	—	13	13
Divestiture-related costs	—		—		—		—		—	(3)	—	—	(3)
Operating income from divestitures	—		(8)		—		—		—	—	—	—	(8)
Impact from pension participation changes	—		—		—		408		—	—	—	—	408
Impact from resolution of tax matters	—		—		—		—		—	11	—	—	11
CEO transition remuneration	—		—		—		—		—	14	—	—	14
Rounding	—		—		—		—		—	1	—	—	1

Adjusted (Non-GAAP)	$284		$443		$963		$652		$—	$(111)	$(88)	$—	$2,143

Operating Income Margin
Reported%	13.1%		14.0%		17.2%		5.5%						13.2%
Adjusted%	17.1%		15.6%		19.2%		19.8%						16.7%

Schedule 9

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Cash Provided by Operating Activities to Free Cash Flow

(in millions of U.S. dollars)

(Unaudited)

For the Six Months Ended June 30, 2019	Mondelēz International
Net Cash Provided by Operating Activities (GAAP)	$1,046
Capital Expenditures	(465)

Free Cash Flow (Non-GAAP)	$581